Exhibit 5.2

                      [THACHER, PROFFITT & WOOD LETTERHEAD]


                                 April 23, 2002

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

        Residential Asset Mortgage Products, Inc.
        Registration Statement on Form S-3

Ladies and Gentlemen:

        We are counsel to Residential Asset Mortgage Products, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Asset-Backed Pass-Through Certificates (the "Certificates") and Asset-Backed Notes (the "Notes"; together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") and various amendments . The Securities are issuable in series under separate agreements (each, an "Agreement") more particularly described in the prospectus and the prospectus supplement relating to such series. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

        In rendering this opinion letter, as to relevant factual matters we have examined the documents described above and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the necessary authorization, execution, delivery and enforceability of all documents, and the necessary entity power with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any document to which this opinion letter relates and that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any document or (b) the conformity of the underlying assets and related documents to the requirements of any agreement to which this opinion letter relates.



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        In rendering  this opinion  letter,  any opinion  expressed  herein with respect to the enforceability of any right or obligation is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors and secured parties, as to which laws we express no opinion herein, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies including the remedies of specific performance and self-help and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection and (iv) public policy considerations, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any such provisions will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the considerations referred to in foregoing clause (iv) and the consequences of any judicial, administrative, procedural or other delay which may be imposed by,
relate  to  or  arise   from   applicable   laws,   equitable   principles   and
interpretations thereof.

        In rendering this opinion letter, we do not express any opinion concerning any law other than the federal laws of the United States including without limitation the 1933 Act, the laws of the State of New York and the General Corporation Law of the State of Delaware . We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

        Based upon and subject to the foregoing, it is our opinion that:

1. Each Agreement, assuming the necessary authorization, execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Registrant in accordance with its terms.

2. Each series of Securities, assuming the necessary authorization, execution and delivery of the related Agreements, the execution and authentication of such Securities in accordance with the Agreements and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of the related Agreements.



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3.             The  description  of federal  income tax  consequences  appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, as
               supplemented  in  the  section   "Material   Federal  Income  Tax
               Consequences"  in the related  prospectus  supplement,  while not
               purporting   to  discuss   all   possible   federal   income  tax
               consequences of an investment in the Securities, is accurate with respect to those tax consequences which are discussed.

4.             To the extent that the  description  referred to in  paragraph 3.
               above expressly states our opinion, or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein, as such opinion may be supplemented as described in the related prospectus supplement.

        Please note that paragraphs 3. and 4. above apply only to those series of Securities for which our firm is named as counsel to the Depositor in the related prospectus supplement and for which a REMIC or FASIT election is made and FASIT ownership interests are not sold.

        We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                            Very truly yours,


                                            /s/   Thacher Proffitt & Wood
                                            Thacher Proffitt & Wood

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